Exhibit 10.5

ASSIGNMENT, ASSUMPTION AND RELEASE

        THIS ASSIGNMENT, ASSUMPTION AND RELEASE (the “Assignment”), dated as of June 14, 2007, is made by and among STAR ENERGY CORPORATION, a corporation organized under the laws of state of Nevada (the “Corporation”), VOLGA-NEFT LIMITED COMPANY, a society with limited liability organized under the laws of the Russian Federation (the “Company”), and JSC CAPITAL DEPARTMENT STORES (“JSC”), an entity headquartered in Riga, Latvia. The Corporation, the Company and JSC are sometimes referred to herein collectively as the “Parties,” each individually a “Party.”

W I T N E S S E T H:

        WHEREAS, pursuant to the terms of a promissory note dated June 14, 2007 (the “Note”), the Company is indebted to the Corporation in the amount of Four Million Two Hundred Thousand Dollars ($4,200,000), with principal and interest due on the unpaid balance repayable to the Corporation as described in the Note; and

        WHEREAS, under the terms of the Note, the Corporation is permitted to assign or transfer the Note to any other person or entity without the consent of the Company; and

        WHEREAS, the Corporation now wishes to assign all of its right, title and interest in and delegate all of its obligations under the Note to JSC; and

        WHEREAS, the Company is willing to release the Corporation from any of the Corporation’s duties, obligations and rights under the Note upon such assignment and delegation;

        WHEREAS, JSC is willing to accept such assignment and delegation from the Corporation;

        NOW THEREFORE, for and in consideration of the mutual agreements contained in this Assignment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.     Assignment. The Corporation hereby assigns and transfers to JSC all of the Corporation’s rights and interests in, to, and under the Note and all of the past, present, and future, known and unknown rights and obligations of the Corporation under and pursuant to the Note.

2.     Assumption. JSC hereby accepts the assignment and transfer of such rights and obligations of the Corporation under the Note and agrees that such assignment and transfer shall be without recourse to the Corporation. As a result of the assignment and transfer contained herein, JSC assumes and agrees to be bound by the terms of the Note, and undertakes to perform, in accordance with and subject to the respective terms of the Note, any and all of the Corporation’s past, present, and future, known and unknown obligations and liabilities thereunder. Further, JSC agrees that as and for payment for the assignment of the Note to it by the Corporation it shall pay to the Corporation, in readily available funds, by wire transaction as set forth in the Note, the sum of $ 3,000,000, which payment constitute a condition precedent to the effectiveness of the assignment of the Note to it by the Corporation as contemplated hereunder.

3.     Release. JSC hereby releases the Corporation from any and all past, present, and future, known and unknown obligations and claims arising under or in connection with the Note.

4.     Amendments. No amendment to the terms and conditions of this Assignment shall be valid and binding on the Parties unless made in writing and signed by an authorized representative of each of the Parties.

5.     Waiver. No waiver of any provision of this Assignment, or breach hereof, shall be effective unless it is in writing, signed by the Party waiving such provision.

6.     Counterparts; Signatures. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Assignment. Any electronic facsimile transmission of any signature of a Party shall be deemed an original and shall bind such Party.

7.     Defined Terms. Any terms capitalized but not defined in this Assignment shall have the meanings provided thereto in the Note.

8.     Governing Law. This Assignment shall be governed and construed in accordance with the laws of the state of New York, excluding its conflicts of law rules or any principles that would trigger the application of any other law.

(signature pages follow)

        IN WITNESS WHEREOF, the Parties have caused this Assignment, Assumption and Release to be executed as of the date first above written.

STAR ENERGY CORPORATION

By: Patrick J. Kealy
Patrick J. Kealy
President and Chief Executive Officer

VOLGA-NEFT LIMITED

By: Andrej Butajev
Andrej Butajev
General Director

JSC CAPITAL DEPARTMENT STORES

By: John Hampton
Name: John Hampton
Title: Director